Exhibit 99.1

PRESS RELEASE
FOR IMMEDIATE RELEASE

Big Lots Reports Q3 Results

Q3 comparable sales in line with guidance; gross margin rate and adjusted expenses ahead of guidance

Reiterating negative high-single-digit Q4 comp sales outlook with an approximately 38% gross margin rate; Q4 adjusted operating result expected to be ahead of last year, marking the first quarter of year-over-year improvement since Q1 2021

Expect quarterly year-over-year improvements to continue through 2024; Project Springboard on track to deliver a high proportion of the $200 million+ benefit in 2024

Q3 GAAP EPS of $0.16; adjusted EPS loss of $4.38

For the Q3 Results Presentation, Please Visit: https://www.biglots.com/corporate/investors

Columbus, Ohio – November 30, 2023 – Big Lots, Inc. (NYSE: BIG) today reported net income of $4.7 million, or $0.16 per share, for the third quarter of fiscal 2023 ended October 28, 2023. This result includes a net after-tax benefit of $132.7 million, or $4.53 per share, associated with the net impact of gains on the sale of real estate and related expenses, distribution center closure costs, impairment charges, and fees related to Project Springboard. Excluding this benefit, the adjusted net loss in the third quarter of 2023 was $127.9 million, or $4.38 per share (see non-GAAP table included later in this release). The adjusted net loss for the third quarter of fiscal 2022 was $86.7 million, or $2.99 per share.

Net sales for the third quarter of fiscal 2023 totaled $1.027 billion, a 14.7% decrease compared to $1.204 billion for the same period last year. The decline to last year was driven by a comparable sales decrease of 13.2%. A net decrease in store count contributed approximately 150 basis points of sales decline compared to the third quarter of 2022.

Commenting on today’s results announcement, Bruce Thorn, President and CEO of Big Lots stated, “Although the environment remains challenging, we continued to make significant progress in turning around our business. Our key strategic actions are building momentum and we continue to play offense with our efforts to deliver incredible bargains and communicate unmistakable value. As a result, we are now on track to deliver an adjusted Q4 operating result ahead of last year, which would mark the first quarter of year-over-year improvement in nearly three years, and we expect quarterly year-over-year improvements to continue through 2024.”

“As it relates to Q3 results, we were able to deliver on or exceed our beginning of quarter guidance on all key metrics. We posted a sequential improvement in comp sales, significant year over year improvement in gross margin rate, and adjusted SG&A well below last year despite absorbing additional expense related to the recent sale/leaseback of our California distribution center and 23 owned stores. We believe the improvements in Q3 were driven by the five key actions that underlie our strategy, which are to own bargains, communicate unmistakable value, increase store relevance, win with omnichannel, and drive productivity.

“Additionally, we are on track to achieve over $100 million of SG&A cost savings, prior to Project Springboard benefits for the year. Project Springboard is off to a strong start and on track to deliver $200 million of bottom-line benefits, spanning gross margin and SG&A, of which we expect a high proportion to be realized on a run-rate basis by the end of 2024.”

“To support our ongoing turnaround, our efforts to aggressively manage costs, inventory and capital expenditures, as well as monetize our assets with completion of a $306 million sale/leaseback in the quarter, have allowed us to significantly strengthen our balance sheet. Our ongoing efforts are providing us with ample liquidity to weather the macroeconomic challenges, even if they are prolonged. We expect to generate substantial free cash flow and significantly reduce outstanding debt in the fourth quarter.”

“Overall, we are pleased with the progress we are seeing across our business and are increasingly confident that our five key actions will translate into continued improvement in financial performance in Q4 and into 2024.”

A summary of adjustments to loss per diluted share is included in the table below.

Q3 2023

Earnings (loss) per diluted share - as reported	$0.16

Adjustment to exclude net impact of gains on the sale of real estate and related expenses, distribution center closure costs, impairment charges, and fees related to Project Springboard (1)	($4.53)

Earnings (loss) per diluted share - adjusted basis	($4.38)

(1) Non-GAAP detailed reconciliation provided in statement below

Inventory and Cash Management
Inventory ended the third quarter of fiscal 2023 at $1.177 billion compared to $1.345 billion at the end of the third quarter last year, with the 12.5% decrease driven by lower in-transit inventory, on-hand units, and average unit cost.

The company ended the third quarter of fiscal 2023 with $46.6 million of Cash and Cash Equivalents and $533.0 million of Long-term Debt under its $900 million asset-based lending facility, compared to $62.1 million of Cash and Cash Equivalents and $459.9 million of Long-term Debt as of the end of the third quarter of fiscal 2022.

Sale/Leaseback Update
During the third quarter of fiscal 2023, the company completed the sale and leaseback of its Apple Valley, CA distribution center and 23 owned stores, resulting in gross proceeds of $306 million. Net of expenses and taxes, the company received net proceeds of approximately $302 million. The company used $101 million of the net proceeds to fully pay down its synthetic lease on the Apple Valley, CA distribution center and the remainder to provide additional liquidity to the business. Three stores that were included in the initial purchase and sale agreement for the sale and leaseback have been excluded from the final transaction. The company will continue to evaluate monetization opportunities for remaining owned stores and its corporate headquarters building.

Share Repurchases
The company did not execute any share repurchases during the quarter. The company has $159 million remaining under its December 2021 $250 million authorization.

Company Guidance
For the fourth quarter, the company expects comp sales to improve relative to the third quarter and be in the high-single-digit negative range, as key actions to improve the business continue to gain traction. The 53rd week is expected to contribute approximately 400 basis points of sales benefit compared to the fourth quarter of 2022. This benefit will be partially offset by a net decrease in store count which will have an unfavorable impact of approximately 300 basis points of sales. With regard to gross margin rate, the company expects the rate to improve to approximately 38% driven by reduced markdown activity, lower freight costs, and cost reduction and productivity initiatives. The company expects adjusted SG&A dollars to be down by a low-single digit percentage versus 2022, including the impact of additional expense from the recently completed sale and leaseback. The company does not expect to recognize any tax benefit in the fourth quarter as management expects to remain in a three-year cumulative loss position, which requires the company to record valuation allowances against deferred tax assets, including those related to net operating losses. The company is not providing EPS guidance at this point, but does expect its Q4 adjusted operating result to be ahead of last year. The company expects a share count of approximately 29.3 million for the fourth quarter.

Conference Call/Webcast
The company will host a conference call today at 8:00 a.m. ET to discuss the financial results for the fourth quarter of fiscal 2023. A live webcast of the call will be available through the Investor Relations section of its website at http://www.biglots.com/corporate/investors/ or by phone by dialing 877.407.3088 (Toll Free) or 201.389.0927 (Toll). An archive will be available on the Investor Relations section of the company’s website at http://www.biglots.com/corporate/investors/ through midnight Thursday, December 14, 2023. In addition, a replay of the call will be available through December 14 by dialing 877.660.6853 (Toll Free) or 201.612.7415 (Toll) and enter the Replay Conference ID: 13742519.

About Big Lots
Headquartered in Columbus, Ohio, Big Lots, Inc. (NYSE: BIG) is one of America’s largest home discount retailers, operating more than 1,420 stores in 48 states, as well as a best-in-class ecommerce platform with expanded fulfillment and delivery capabilities. The Company’s mission is to help customers “Live Big and Save Lots” by offering unique treasures and exceptional bargains on everything for their home, including furniture, seasonal decor, kitchenware, pet supplies, food items, laundry and cleaning essentials and more. Big Lots is the recipient of Home Textiles Today's 2021 Retail Titan Award. For more information about the company or to find the store nearest you, visit biglots.com.

Cautionary Statement Concerning Forward-Looking Statements
Certain statements in this release are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, and such statements are intended to qualify for the protection of the safe harbor provided by the Act. The words “anticipate,” “estimate,” “continue,” “could,” “approximate,” “expect,” “objective,” “goal,” “project,” “intend,” “plan,” “believe,” “will,” “should,” “may,” “target,” “forecast,” “guidance,” “outlook” and similar expressions generally identify forward-looking statements. Similarly, descriptions of our objectives, strategies, plans, goals or targets are also forward-looking statements. Forward-looking statements relate to the expectations of management as to future occurrences and trends, including statements expressing optimism or pessimism about future operating results or events and projected sales, earnings, capital expenditures and business strategy. Forward-looking statements are based upon a number of assumptions concerning future conditions that may ultimately prove to be inaccurate. Forward-looking statements are and will be based upon management’s then-current views and assumptions regarding future events and operating performance and are applicable only as of the dates of such statements. Although we believe the expectations expressed in forward-looking statements are based on reasonable assumptions within the bounds of our knowledge, forward-looking statements, by their nature, involve risks, uncertainties and other factors, any one or a combination of which could materially affect business, financial condition, results of operations or liquidity.

Forward-looking statements that we make herein and in other reports and releases are not guarantees of future performance and actual results may differ materially from those discussed in such forward-looking statements as a result of various factors, including, but not limited to, the current economic and credit conditions, inflation, the cost of goods, our inability to successfully execute strategic initiatives, competitive pressures, economic pressures on our customers and us, the availability of brand name closeout merchandise, trade restrictions, freight costs, the risks discussed in the Risk Factors section of our most recent Annual Report on Form 10-K, and other factors discussed from time to time in other filings with the SEC, including Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. This release should be read in conjunction with such filings, and you should consider all of these risks, uncertainties and other factors carefully in evaluating forward-looking statements.

You are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date they are made. We undertake no obligation to publicly update forward-looking statements, whether as a result of new information, future events or otherwise. You are advised, however, to consult any further disclosures we make on related subjects in our public announcements and SEC filings.

CONTACTS:
Investor Relations
Alvin Concepcion
aconcepc@biglots.com
(614) 278-2705

Media Relations
Josh Chaney
jchaney@biglots.com
(614) 398-8896

BIG LOTS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)

	OCTOBER 28	OCTOBER 29
	2023	2022
	(Unaudited)	(Unaudited)

ASSETS

Current assets:
Cash and cash equivalents	$46,594	$62,138
Inventories	1,177,346	1,345,280
Other current assets	89,747	122,581
Total current assets	1,313,687	1,529,999

Operating lease right-of-use assets	1,695,005	1,693,138

Property and equipment - net	578,543	718,642

Deferred income taxes	0	53,962
Other assets	38,254	39,671
	$3,625,489	$4,035,412

LIABILITIES AND SHAREHOLDERS' EQUITY

Current liabilities:
Accounts payable	$408,273	$481,779
Current operating lease liabilities	237,098	245,768
Property, payroll and other taxes	77,194	101,597
Accrued operating expenses	119,703	125,518
Insurance reserves	35,187	39,335
Accrued salaries and wages	33,809	27,700
Income taxes payable	912	1,225
Total current liabilities	912,176	1,022,922

Long-term debt	533,000	459,900

Noncurrent operating lease liabilities	1,674,314	1,575,678
Deferred income taxes	1,310	0
Insurance reserves	57,277	60,269
Unrecognized tax benefits	8,604	8,170
Other liabilities	125,605	126,243

Shareholders' equity	313,203	782,230
	$3,625,489	$4,035,412

BIG LOTS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)

	13 WEEKS ENDED		13 WEEKS ENDED
	OCTOBER 28, 2023		OCTOBER 29, 2022
		%		%
	(Unaudited)		(Unaudited)

Net sales	$1,026,677	100.0	$1,204,281	100.0
Gross margin	373,815	36.4	409,460	34.0
Selling and administrative expenses	525,730	51.2	503,016	41.8
Depreciation expense	33,122	3.2	37,255	3.1
Gain on sale of real estate	(204,719)	(19.9)	0	0.0
Operating profit (loss)	19,682	1.9	(130,811)	(10.9)
Interest expense	(13,592)	(1.3)	(6,256)	(0.5)
Other income (expense)	0	0.0	62	0.0
Income (loss) before income taxes	6,090	0.6	(137,005)	(11.4)
Income tax expense (benefit)	1,347	0.1	(33,992)	(2.8)
Net income (loss)	$4,743	0.5	($103,013)	(8.6)

Earnings (loss) per common share
Basic	$0.16		($3.56)
Diluted	$0.16		($3.56)

Weighted average common shares outstanding
Basic	29,204		28,943
Dilutive effect of share-based awards	96		—
Diluted	29,300		28,943

Cash dividends declared per common share	$0.00		$0.30

BIG LOTS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)

	39 WEEKS ENDED		39 WEEKS ENDED
	OCTOBER 28, 2023		OCTOBER 29, 2022
		%		%
	(Unaudited)		(Recast)

Net sales	$3,289,615	100.0	$3,925,216	100.0
Gross margin	1,142,168	34.7	1,352,602	34.5
Selling and administrative expenses	1,606,678	48.8	1,495,848	38.1
Depreciation expense	110,986	3.4	111,808	2.8
Gain on sale of real estate	(211,912)	(6.4)	(1,609)	(0.0)
Operating loss	(363,584)	(11.1)	(253,445)	(6.5)
Interest expense	(33,916)	(1.0)	(12,910)	(0.3)
Other income (expense)	5	0.0	1,359	0.0
Loss before income taxes	(397,495)	(12.1)	(264,996)	(6.8)
Income tax expense (benefit)	53,672	1.6	(66,751)	(1.7)
Net loss	($451,167)	(13.7)	($198,245)	(5.1)

Earnings (loss) per common share
Basic	($15.49)		($6.88)
Diluted	($15.49)		($6.88)

Weighted average common shares outstanding
Basic	29,132		28,828
Dilutive effect of share-based awards	—		—
Diluted	29,132		28,828

Cash dividends declared per common share	$0.30		$0.90

BIG LOTS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)

	13 WEEKS ENDED	13 WEEKS ENDED
	OCTOBER 28, 2023	OCTOBER 28, 2022
	(Unaudited)	(Unaudited)

Net cash used in operating activities	($248,521)	($143,630)

Net cash provided by (used in) investing activities	314,701	(37,979)

Net cash (used in) provided by financing activities	(65,620)	194,603

Increase in cash and cash equivalents	560	12,994
Cash and cash equivalents:
Beginning of period	46,034	49,144
End of period	$46,594	$62,138

BIG LOTS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)

	39 WEEKS ENDED	39 WEEKS ENDED
	OCTOBER 28, 2023	OCTOBER 29, 2022
	(Unaudited)	(Unaudited)

Net cash used in operating activities	($399,132)	($279,039)

Net cash provided by (used in) investing activities	294,323	(124,851)

Net cash provided by financing activities	106,673	412,306

Increase in cash and cash equivalents	1,864	8,416
Cash and cash equivalents:
Beginning of period	44,730	53,722
End of period	$46,594	$62,138

BIG LOTS, INC. AND SUBSIDIARIES
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(In thousands, except per share data)
(Unaudited)
The following tables reconcile: selling and administrative expenses, selling and administrative expense rate, depreciation expense, depreciation expense rate, gain on sale of real estate, gain on sale of real estate rate, operating profit (loss), operating profit (loss) rate, income tax expense (benefit), effective income tax rate, net income (loss), and diluted earnings (loss) per share for the third quarter of 2023, the year-to-date 2023, the third quarter of 2022, and the year-to-date 2022 (GAAP financial measures) to adjusted selling and administrative expenses, adjusted selling and administrative expense rate, adjusted depreciation expense, adjusted depreciation expense rate, adjusted gain on sale of real estate, adjusted gain on sale of real estate rate, adjusted operating profit (loss), adjusted operating profit (loss) rate, adjusted income tax expense (benefit), adjusted effective income tax rate, adjusted net income (loss), and adjusted diluted earnings (loss) per share (non-GAAP financial measures).

Third Quarter of 2023 - Thirteen weeks ended October 28, 2023

	As Reported	Adjustment to exclude forward distribution center ("FDC") contract termination costs and related expenses	Adjustment to exclude store asset impairment charges	Adjustment to exclude gain on sale of real estate and related expenses	Adjustment to exclude fees related to a cost reduction and productivity initiative	As Adjusted (non-GAAP)
Selling and administrative expenses	$525,730	$(2,752)	$(53,990)	$—	$(14,444)	$454,544
Selling and administrative expense rate	51.2%	(0.3%)	(5.3%)	—	(1.4%)	44.3%
Gain on sale of real estate	(204,719)	—	—	204,719	—	—
Gain on sale of real estate rate	(19.9%)	—	—	19.9%	—	—
Operating profit (loss)	19,682	2,752	53,990	(204,719)	14,444	(113,851)
Operating profit (loss) rate	1.9%	0.3%	5.3%	(19.9%)	1.4%	(11.1%)
Income tax expense (benefit)	1,347	—	—	(879)	—	468
Effective income tax rate	22.1%	—	—	(22.5%)	—	(0.4%)
Net income (loss)	4,743	2,752	53,990	(203,840)	14,444	(127,911)
Diluted earnings (loss) per share	$0.16	$0.09	$1.85	$(6.98)	$0.49	$(4.38)

The above adjusted selling and administrative expenses, adjusted selling and administrative expense rate, adjusted gain on sale of real estate, adjusted gain on sale of real estate rate, adjusted operating profit (loss), adjusted operating profit (loss) rate, adjusted income tax expense (benefit), adjusted effective income tax rate, adjusted net income (loss), and adjusted diluted earnings (loss) per share are “non-GAAP financial measures” as that term is defined by Rule 101 of Regulation G (17 CFR Part 244) and Item 10 of Regulation S-K (17 CFR Part 229). These non-GAAP financial measures exclude from the most directly comparable financial measures calculated and presented in accordance with accounting principles generally accepted in the United States of America (“GAAP”) FDC contract termination costs and related expenses of $2,752, store asset impairment charges net of liability extinguishment for terminated leases of previously impaired stores of $53,990, a gain on sale of real estate and related expenses of $204,719 ($203,840, net of tax), and fees related to a cost reduction and productivity initiative which we refer to as “Project Springboard” of $14,444.

Year-to-Date 2023 - Thirty-nine weeks ended October 28, 2023

	As Reported	Adjustment to exclude synthetic lease exit costs and related expenses	Adjustment to exclude forward distribution center ("FDC") contract termination costs and related expenses	Adjustment to exclude store asset impairment charges	Adjustment to exclude gain on sale of real estate and related expenses	Adjustment to exclude fees related to a cost reduction and productivity initiative	Adjustment to exclude initial valuation allowance on deferred tax assets	As Adjusted (non-GAAP)
Selling and administrative expenses	$1,606,678	$(53,610)	$(13,369)	$(136,871)	$—	$(19,864)	$—	$1,382,964
Selling and administrative expense rate	48.8%	(1.6%)	(0.4%)	(4.2%)	—	(0.6%)	—	42.0%
Depreciation expense	110,986	—	(8,030)	—	—	—	—	102,956
Depreciation expense rate	3.4%	—	(0.2%)	—	—	—	—	3.1%
Gain on sale of real estate	(211,912)	—	—	—	211,912	—	—	—
Gain on sale of real estate rate	(6.4%)	—	—	—	6.4%	—	—	—
Operating loss	(363,584)	53,610	21,399	136,871	(211,912)	19,864	—	(343,752)
Operating loss rate	(11.1%)	1.6%	0.7%	4.2%	(6.4%)	0.6%	—	(10.4%)
Income tax expense (benefit)	53,672	13,830	4,810	20,210	(2,582)	1,272	(147,850)	(56,638)
Effective income tax rate	(13.5%)	(3.6%)	(1.2%)	(5.3%)	0.7%	(0.3%)	38.2%	15.0%
Net loss	(451,167)	39,780	16,589	116,661	(209,330)	18,592	147,850	(321,025)
Diluted earnings (loss) per share	$(15.49)	$1.37	$0.57	$4.00	$(7.19)	$0.64	$5.08	$(11.02)

(1) The income tax impact of each adjustment was determined prior to consideration of the valuation allowance on deferred tax assets recorded the second quarter of 2023.

The above adjusted selling and administrative expenses, adjusted selling and administrative expense rate, adjusted depreciation expense, adjusted depreciation expense rate, adjusted gain on sale of real estate, adjusted gain on sale of real estate rate, adjusted operating loss, adjusted operating loss rate, adjusted income tax expense (benefit), adjusted effective income tax rate, adjusted net loss, and adjusted diluted earnings (loss) per share are “non-GAAP financial measures” as that term is defined by Rule 101 of Regulation G (17 CFR Part 244) and Item 10 of Regulation S-K (17 CFR Part 229). These non-GAAP financial measures exclude from the most directly comparable financial measures calculated and presented in accordance with GAAP synthetic lease exit costs and related expenses of $53,610 ($39,780, net of tax), FDC contract termination costs and related expenses of $21,399 ($16,589, net of tax), store asset impairment charges net of liability extinguishment for terminated leases of previously impaired stores of $136,871 ($116,661, net of tax), a gain on sale of real estate and related expenses of $211,912 ($209,330, net of tax), fees related to a cost reduction and productivity initiative which we refer to as “Project Springboard” of $19,864 ($18,592, net of tax), and an initial valuation allowance on deferred tax assets of $147,850 recorded in second quarter of 2023.

Third Quarter of 2022 - Thirteen weeks ended October 29, 2022

	As Reported	Adjustment to exclude store asset impairment charges	As Adjusted (non-GAAP)
Selling and administrative expenses	$503,016	$(21,723)	$481,293
Selling and administrative expense rate	41.8%	(1.8%)	40.0%
Operating loss	(130,811)	21,723	(109,088)
Operating loss rate	(10.9%)	1.8%	(9.1%)
Income tax benefit	(33,992)	5,375	(28,617)
Effective income tax rate	24.8%	0.0%	24.8%
Net loss	(103,013)	16,348	(86,665)
Diluted earnings (loss) per share	$(3.56)	$0.56	$(2.99)

The above adjusted selling and administrative expenses, adjusted selling and administrative expense rate, adjusted operating loss, adjusted operating loss rate, adjusted income tax benefit, adjusted effective income tax rate, adjusted net loss, and adjusted diluted earnings (loss) per share are “non-GAAP financial measures” as that term is defined by Rule 101 of Regulation G (17 CFR Part 244) and Item 10 of Regulation S-K (17 CFR Part 229). These non-GAAP financial measures exclude from the most directly comparable financial measures calculated and presented in accordance with GAAP store asset impairment charges of $21,723 ($16,348, net of tax).

Year-to-Date 2022 - Thirty-nine weeks ended October 29, 2022

	As Recast	Adjustment to exclude store asset impairment charges	As Adjusted (non-GAAP)
Selling and administrative expenses	$1,495,848	$(45,828)	$1,450,020
Selling and administrative expense rate	38.1%	(1.2%)	36.9%
Operating loss	(253,445)	45,828	(207,617)
Operating loss rate	(6.5%)	1.2%	(5.3%)
Income tax benefit	(66,751)	11,331	(55,420)
Effective income tax rate	25.2%	0.1%	25.3%
Net loss	(198,245)	34,497	(163,748)
Diluted earnings (loss) per share	$(6.88)	$1.20	$(5.68)

The above adjusted selling and administrative expenses, adjusted selling and administrative expense rate, adjusted operating loss, adjusted operating loss rate, adjusted income tax benefit, adjusted effective income tax rate, adjusted net loss, and adjusted diluted earnings (loss) per share are “non-GAAP financial measures” as that term is defined by Rule 101 of Regulation G (17 CFR Part 244) and Item 10 of Regulation S-K (17 CFR Part 229). These non-GAAP financial measures exclude from the most directly comparable financial measures calculated and presented in accordance with GAAP store asset impairment charges of $48,828 ($34,497, net of tax).

Our management believes that the disclosure of these non-GAAP financial measures provides useful information to investors because the non-GAAP financial measures present an alternative and more relevant method for measuring our operating performance, excluding special items included in the most directly comparable GAAP financial measures, that management believes is more indicative of our on-going operating results and financial condition. Our management uses these non-GAAP financial measures, along with the most directly comparable GAAP financial measures, in evaluating our operating performance.